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                                                                   EXHIBIT 10.13


                              AMENDED AND RESTATED
                           CROWN MEDIA HOLDINGS, INC.
                          2000 LONG TERM INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS

         The purpose of the Plan is to give the Company a competitive advantage in attracting and retaining officers, employees, consultants and/or directors and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to the profitability of the Company's businesses and increases in the Company's shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

         (a) "Affiliate" means a corporation or other entity controlled by, controlling or under common control with the Company.

         (b) "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, Performance Unit, Deferred Stock Unit or other stock-based award.

         (c) "Award Agreement" means a written agreement setting forth the terms and conditions of an Award.

         (d) "Award Cycle" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

         (e) "Board" means the Board of Directors of the Company.

         (f) "Cause" with respect to an employee means, unless otherwise provided by the Committee, (1) "Cause" as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or, if it does not define Cause, any of the following on the part of the participant: an intentional failure to perform assigned duties; willful misconduct in the course of the participant's employment; breach of a fiduciary duty involving personal profit; or acts or omissions of personal dishonesty, any of which results in material loss to the Company or any of its Subsidiaries or Affiliates. The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

         (g) "Cause" with respect to a Nonemployee Director means, unless otherwise determined by the Board, (a) the conviction of the Nonemployee Director of a commission of a felony under Federal law or the law in the state in which such action occurred, or (b) dishonesty in the course of fulfilling the Nonemployee Director's duties as a director.

         (h) "CEA" means Chase Equity Associates, L.P., a California limited partnership.

         (i) "Change in Control" has the meaning set forth in Section 10(b).

         (j) "Change in Control Price" has the meaning set forth in Section
10(c).


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         (k) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (1) "Commission" means the Securities and Exchange Commission or any successor agency.

         (m) "Committee" means the Committee referred to in Section 2.

         (n) "Common Stock" means Class A common stock, par value $.01 per share, of the Company.

         (o) "Company" means Crown Media Holdings, Inc., a Delaware corporation.

         (p) "Corporate Transaction" has the meaning set forth in Section 10(b)(iii).

         (q) "Covered Employee" means a participant designated prior to or at the time of the grant of Restricted Stock or Performance Units by the Committee as an individual who is or may be a "covered employee" within the meaning of
Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such participant.

         (r) "Deferral Election" shall have the meaning set forth in Section 17(a).

         (s) "Deferred Stock Unit" means an Award granted under Section 17.

         (t) "Disability" means, unless otherwise provided by the Committee, (1) "Disability" as defined in an Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or it does not define "Disability," a total disability as determined under the group insurance policy between Hallmark Entertainment, Inc. and Phoenix Home Life Mutual Insurance Company.

         (u) "Eligible Employee" means an Eligible Individual who is not a Nonemployee Director.

         (v) "Eligible Individuals" means officers, employees, consultants and directors of the Company or any of its Subsidiaries or Affiliates, and prospective employees who have accepted offers of employment from the Company or its Subsidiaries or Affiliates, and who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

         (w) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (x) "Exchanged SARs" has the meaning set forth in Section 5(a).

         (y) "Fair Market Value" of the Common Stock means, as of any given date, the closing price of the Common Stock on The Nasdaq Stock Market as of the close of the regular business hours of The Nasdaq Stock Market, without regard to any after-hours trading that may hereinafter be commenced on the Nasdaq Stock Market, on the immediately preceding date or, if


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there are no reported sales on such immediately preceding date, on the last day prior to such date on which there were sales of the Common Stock on The Nasdaq Stock Market or, if the Common Stock is not listed on The Nasdaq Stock Market, on any national securities exchange on which the Common Stock is listed. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

         (z) "Fees" shall mean the annual retainer fee for a Nonemployee Director in connection with his or her service on the Board for any calendar year of the Company and any additional fees scheduled to be paid for attendance at Board or committee meetings during the calendar year.

         (aa) "Freestanding Stock Appreciation Right" has the meaning set forth in Section 6(a).

         (bb) "HEI" means Hallmark Entertainment, Inc., a Delaware corporation.

         (cc) "Incumbent Board" has the meaning set forth in Section 10(b)(ii).

         (dd) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

         (ee) "Individual Agreement" means an employment or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

         (ff) "Initial Director Options" has the meaning set forth in Section 16(a).

         (gg) "Initial Public Offering Price" means the offering price per share of the Common Stock in the Company's initial public offering of the Common Stock.

         (hh) "Liberty" means Liberty Media Corporation, a Delaware corporation.

         (ii) "NICC" means the National Interfaith Cable Coalition, Inc., a Maryland not-for-profit corporation.

         (jj) "Nonemployee Director" shall mean each individual who is a member of the Board and who is not an employee of the Company or any of its Subsidiaries or Affiliates.

         (kk) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (ll) "Outstanding Company Common Stock" has the meaning set forth in
Section 10(b)(i).

         (mm) "Outstanding Company Voting Power" has the meaning set forth in
Section 10(b)(i).



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         (nn) "Performance Goals" means the performance goals established by the
Committee in connection with the grant of Restricted Stock or Performance Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: return on equity, return on assets, operating income, earnings per share, net income, total shareholder return, share price, shareholder value added, cash value added and/or achievement of pre-determined, objectively defined strategic performance goals and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Performance Goals may be stated in the alternative or in combination.

         (oo) "Performance Units" means an Award granted under Section 8.

         (pp) "Performance Units Agreement" means a written agreement setting forth the terms and conditions of an award of Performance Units.

         (qq) "Person" has the meaning set forth in Section 10(b)(i).

         (rr) "Phantom Share Appreciation Rights" means a phantom share appreciation right granted to a participant under the Hallmark Entertainment Networks, Inc. Share Appreciation Rights Plan.

         (ss) "Plan" means the Crown Media Holdings, Inc. 2000 Long Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

         (tt) "Qualified Performance-Based Award" means an Award of Restricted Stock or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is a Covered Employee and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

         (uu) "Restricted Stock" means an Award granted under Section 7.

         (vv) "Restricted Stock Agreement" means a written agreement setting forth the terms and conditions of an award of Restricted Stock.

         (ww) "Restriction Period" has the meaning set forth in Section
7(c)(ii).

         (xx) "Retirement" means retirement from the employ of the Company or its Subsidiaries or Affiliates at the normal or early retirement date as set forth in any tax-qualified retirement/pension plan of the Company.

         (yy) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

         (zz) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

         (aaa) "Share Amount" has the meaning set forth in Section 17(a).



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         (bbb) "Stock Appreciation Right" means an Award granted under Section
6.

         (ccc) "Stock Option" means an Award granted under Section 5.

         (ddd) "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

         (eee) "Tandem Stock Appreciation Right" has the meaning set forth in
Section 6(a).

         (fff) "Target Award Amounts" has the meaning set forth in Section 10(a)(iii).

         (ggg) "Termination of Employment" means the termination of the Eligible Employee's employment with the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. For purposes of the Plan, a participant's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he or she is no longer for any reason whatsoever employed by the Company or any of its Subsidiaries or Affiliates.

SECTION 2. ADMINISTRATION

         (a) Except as otherwise provided in subsection (e) of this Section 2 the Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board.

         (b) The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Employees. The Board shall have plenary authority to grant Nonqualified Stock Options and/or Deferred Stock Units to Nonemployee Directors.

         (c) Among other things, with respect to Eligible Employees, the Committee shall have the authority, subject to the terms of the Plan:

             (i) to select the Eligible Employees to whom Awards may from time to time be granted;

             (ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and other stock-based awards or any combination thereof are to be granted hereunder;


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             (iii) to determine the number of shares of Common Stock to be covered by each Award granted to an Eligible Employee;

             (iv) to determine the terms and conditions of any Award granted to an Eligible Employee, including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

             (v) to modify, amend or adjust the terms and conditions of any Award granted to an Eligible Employee, at any time or from time to time, including but not limited to, to Performance Goals; provided, however, that the Committee may not (i) subject to the last paragraph of Section 3, reduce the option price or cancel and regrant a Stock Option theretofore granted or (ii) adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith;

             (vi) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award granted to an Eligible Employee shall be deferred; and

             (vii) to determine under what circumstances an Award granted to an Eligible Employee may be settled in cash or Common Stock under Sections 5(j), 6(b) and 8(b)(iv).

         (d) The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

             (i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

             (ii) Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to



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         the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

             (iii) Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

         (e) Among other things, with respect to Nonemployee Directors, the Board shall have the authority, subject to the terms of the Plan:

             (i) to determine whether, and to what extent, Nonqualified Stock Options and/or Deferred Stock Units are to be granted to Nonemployee Directors;

             (ii) to determine the number of shares of Common Stock to be covered by each Award granted to a Nonemployee Director;

             (iii) to determine the terms and conditions of any Award granted to a Nonemployee Director, including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Board shall determine;

             (iv) to modify, amend or adjust the terms and conditions of any Award granted to a Nonemployee Director, at any time or from time to time; provided, however, that the Board may not, subject to the last paragraph of Section 3, reduce the option price of a Nonqualified Stock Option or cancel and regrant a Nonqualified Stock Option theretofore granted;

             (v) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award granted to a Nonemployee Director shall be deferred; and

             (vi) to determine under what circumstances an Award granted to a Nonemployee Director may be settled in cash or Common Stock under
         Section 5(j).

SECTION 3. Common Stock Subject to Plan

         The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 10,000,000. No participant may be granted more than 1,000,000 shares of Restricted Stock. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.



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         If any Award is forfeited or if any Stock Option (and related Stock
Appreciation Right, if any) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be 5,000,000 shares.

         In the event of any change in corporate capitalization, such as a stock split or an extraordinary corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments to reflect such change or transaction in (i) the aggregate number and kind of shares reserved for issuance under the Plan, including the number of shares that may be issued pursuant to Incentive Stock Options or Restricted Stock; (ii) the limitation upon Restricted Stock to be granted to any participant, to the extent such adjustment does not cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption; (iii) the number, kind and option price of shares subject to outstanding Stock Options, Stock Appreciation Rights and other Awards; (iv) the number and kind of shares subject to other outstanding Awards granted under the Plan; and/or (v) such other equitable manner, in each case, as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Tandem Stock Appreciation Right.

SECTION 4. ELIGIBILITY

         Awards may be granted under the Plan to Eligible Individuals; provided, however, that Nonemployee Directors shall not be eligible to receive Awards other than Nonqualified Stock Options and/or Deferred Stock Units.

SECTION 5. STOCK OPTIONS

         Stock Options may be granted to an Eligible Employee alone or in addition to other Awards granted under the Plan and may be of two types:
Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted to an Eligible Employee under the Plan shall be in such form as the Committee may from time to time approve. Nonqualified Stock Options may be granted to Nonemployee Directors pursuant to Section 16.



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         The Committee shall have the authority to grant any Eligible Employee
Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Sections 424(e)and (f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Nonqualified Stock Option.

         Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee or Board, as applicable, by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

         (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee or, with respect to Nonemployee Directors, the Board and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant; provided, however, that the option price per share of Common Stock subject to any Stock Option granted at the time of the Company's initial public offering to a participant in exchange for such participant's phantom share appreciation rights under the Crown Media, Inc. (formerly Hallmark Entertainment Networks, Inc.) Share Appreciation Rights Plan shall be determined by the Committee; provided, further, that the option price per share of Common Stock subject to any Stock Option granted in connection with the initial public offering of the Common Stock (including the Initial Director Options) may be the Initial Public Offering Price.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

         (c) Exercisability. Except as otherwise provided herein or as determined at the time of grant by the Committee or, with respect to Nonemployee Directors, the Board, each Stock Option shall be exercisable in five equal annual installments, beginning on the first anniversary of the date of grant. The Committee or, with respect to Nonemployee Directors, the Board may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee or the Board, as applicable, may determine. In addition, the Committee or the Board, as applicable, may at any time accelerate the exercisability of any Stock Option.



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         (d) Method of Exercise. Subject to the provisions of this Section 5,
Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such already owned shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market; and provided, further, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

         If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, reduced by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(j), an optionee shall have all of the rights of a shareholder of the Company holding the Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 14(a).

         (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of the Plan, unless otherwise determined by the Committee, "immediate family" shall mean any child, sibling, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law or brother-in-law, including adoptive relationships, of the optionee. All Stock Options shall be exercisable, subject to the terms of the Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the terms "holder" and "optionee" include such guardian, legal representative and other transferee.

         (f) Termination by Death. Unless otherwise determined by the Committee or as set forth in an Award Agreement, if an optionee incurs a Termination of Employment by reason of


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death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for the shorter of (1) a period of 12 months (or such other period as the Committee may specify in the option agreement) from the date of such death or (2) until the expiration of the stated term of such Stock Option.

         (g) Termination by Reason of Disability or Retirement. Unless otherwise determined by the Committee or as set forth in an Award Agreement, if an optionee incurs a Termination of Employment by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of 12 months (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

         (h) Other Termination. Unless otherwise determined by the Committee or as set forth in an Award Agreement: (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for a period of three months from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. Notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment other than for Cause during the 24-month period following a Change in Control, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, including on such accelerated basis as provided in Section 10(a), for (x) the longer of (i) 12 months from the date of such Termination of Employment and (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the option agreement, or (y) until expiration of the stated term of such Stock Option, whichever period is shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of
Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

         (i) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

         (j) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, if the Committee shall so determine at the time of grant or thereafter, then during the 60-day period from and after a Change in Control (the "Exercise Period"), an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the option price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 10 days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the option price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock (subject to any substitution or adjustment made under Section 3) granted under the Stock Option as to which the right granted under this Section 5(j) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(j) would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock (subject to any substitution or adjustment made under Section 3) with a Fair Market Value (as of the date immediately prior to the date of delivery of such stock) equal to the cash that would otherwise be payable hereunder or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right.

         (k) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6. STOCK APPRECIATION RIGHTS

         (a) Grant and Exercise. Stock Appreciation Rights may be granted to Eligible Employees without relationship to a Stock Option (each, a "Freestanding Stock Appreciation Right") or in conjunction with all or part of any Stock Option granted under the Plan (each, a "Tandem Stock Appreciation Right"). In the case of a Nonqualified Stock Option, Tandem Stock Appreciation Rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem Stock Appreciation Rights may be granted only at the time of grant of such Stock Option. A Tandem Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

         (b) Terms of Freestanding Stock Appreciation Rights. Freestanding Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

                  (i) a Freestanding Stock Appreciation Right shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant;

                  (ii) the base price of a Freestanding Stock Appreciation Right shall be the Fair Market Value of a share of Common Stock on the date of grant. A Freestanding Stock Appreciation Right shall entitle the holder, upon exercise of such right, to an amount in cash, shares of Common Stock or both (as determined by the Committee), with a value equal to the product of (A) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of the Stock Appreciation Right and (B) the number of shares of Common Stock as to which such Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment;

                  (iii) a Freestanding Stock Appreciation Right shall be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised; and

                  (iv) a Freestanding Stock Option shall not be transferable other than by will or laws of descent and distribution.

         (c) Terms of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

                  (i) Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of
         Section 5 and this Section 6;

                  (ii) upon the exercise of a Tandem Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment;

                  (iii) a Tandem Stock Appreciation Right may be exercised by an optionee in accordance with this Section 6(c) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee and upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in this Section 6(c), and Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised;

                  (iv) upon the exercise of a Tandem Stock Appreciation Right, the Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent that the number of shares covered by the Tandem Stock Appreciation Right at the time of exercise is based on the value of the Tandem Stock Appreciation Right at such time; and

                  (v) Tandem Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

SECTION 7. RESTRICTED STOCK

         (a) Administration. Shares of Restricted Stock may be awarded to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Employee, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in
Section 7(c).

         (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

                  The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Crown Media Holdings, Inc. 2000 Long Term Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Crown Media Holdings, Inc., Suite 500, 6430 S. Fiddlers Green Circle, Englewood, Colorado 80111.

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

         (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

                  (i) the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted
         Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that (except as otherwise provided in Section 7(c)(iv) or 10(a)(ii)) in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied;

         (ii) subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until either, as determined by the Committee, the earlier or the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock;

         (iii) except as provided in this paragraph (iii) and Sections 7(c)(i) and 7(c)(ii) and in the Restricted Stock Agreement and except as otherwise determined by the Committee, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 14(e), (A) cash dividends or distributions of property other than Common Stock with respect to the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends;

         (iv) except to the extent otherwise provided in the applicable Restricted Stock Agreement or Section 7(c)(i), 7(c)(ii). 7(c)(v) or 10(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock;

                  (v) if and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates; and

                  (vi) each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

SECTION 8. PERFORMANCE UNITS

         (a) Administration. Performance Units may be awarded to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any Eligible Employee, the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

         (b) Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions:

                  (i) the Committee may, prior to or at the time of the grant, designate Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals, except as otherwise provided in
         Section 8(b)(ii) or 10(a)(iii). If the Committee does not designate Performance Units as Qualified Performance-Based Awards, it may also condition the settlement thereof upon the attainment of Performance Goals. Regardless of whether Performance Units are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(v), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle;

                  (ii) except to the extent otherwise provided in the applicable Performance Units Agreement or Section 8(b)(iii) or 10(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units that are Qualified Performance-Based Awards, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units:

                  (iii) a participant may elect to further defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Performance Units in question;

                  (iv) at the expiration of the Award Cycle, the Committee shall evaluate and certify the Company's performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned or (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant, as the Committee shall elect (subject to any deferral pursuant to Section 8(b)(iii)); and

                  (v) each Award shall be confirmed by, and be subject to, the terms of a Performance Units Agreement.

SECTION 9. OTHER STOCK-BASED AWARDS

         Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents, may be granted to Eligible Employees either alone or in conjunction with other Awards granted under the Plan.

SECTION 10. CHANGE IN CONTROL PROVISIONS

         (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, except as otherwise provided in the applicable Award Agreement, upon the occurrence of a Change in Control:

                  (i) any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

                  (ii) the restrictions and deferral limitations applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

                  (iii) with respect to Performance Units, all Performance Goals shall be considered to have been achieved at the target levels (the "Target Award Amounts"), any deferral or other restriction shall lapse, and the amount payable with respect to each Performance Unit shall be equal to the product of (A) the Target Award Amount and (B) a fraction, the numerator of which is the number of days from the first day of the Award Cycle for such Performance Unit through the date of the Change in Control, and the denominator of which is the total number of days in the Award Cycle for such Performance Unit, and such Performance Units shall be settled in cash as promptly as is practicable; provided, that, if such cash settlement would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 (that but for the nature of such payment would otherwise be eligible for such accounting treatment), the Committee shall have the ability to substitute Common Stock (subject to any substitution or adjustment under Section 3) with a Fair Market Value (as of the date immediately prior to the date of delivery of such stock) equal to the cash that would otherwise be payable hereunder for such cash settlement;

                  (iv) the Committee may also make additional adjustments and/or settlements of outstanding Awards granted to Eligible Employees as it deems appropriate and consistent with the Plan's purposes and shall, with respect to any right granted under this Plan that would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 (that but for the nature of such grant would otherwise be eligible for such accounting treatment), equitably adjust such Award or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right (as determined by the Committee in its sole discretion);

                  (v) all Deferred Stock Units credited to a Share Account shall be converted immediately prior to the Change in Control into Common Stock on a one-for-one basis, with fractional shares converted to cash and each Nonemployee Director's Share Account shall be transferred or distributed as soon as practicable following the Change in Control to the Nonemployee Director; and

                  (vi) the Board may also make additional adjustments and/or settlements of outstanding Nonqualified Stock Options and/or Deferred Stock Units granted to Nonemployee Directors as it deems appropriate and consistent with the Plan's purposes and shall, with respect to any such Nonqualified Stock Option granted under this Plan that would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 (that but for the nature of such grant would otherwise be eligible for such accounting treatment), equitably adjust such Nonqualified Stock Option or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such Nonqualified Stock Option (as determined by the Board in its sole discretion).

         (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

                  (i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company or by HEI, NICC, Liberty or CEA or one of their subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 10(b), or (E) any acquisition, immediately following which HEI (or one of its Affiliates) holds more than 50% of the beneficial ownership of the voting power of the Outstanding Company Voting Securities; or

         (ii) a change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

         (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction or HEI, NICC, Liberty or CEA (or one of their subsidiaries)) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on The Nasdaq Stock Market or national exchange on which such shares are listed during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair
Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 11. FORFEITURE OF AWARDS

         Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by a participant other than a Nonemployee Director (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Subsidiaries or Affiliates, or any Termination of Employment for Cause), or any activity of a participant in competition with the business of the Company or any Subsidiary or Affiliate, (a) cancel any outstanding Award granted to such participant, in whole or in part, whether or not vested or deferred, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such participant to repay to the Company any gain realized or payment received upon the exercise of payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary or Affiliate to the participant if necessary to satisfy the repayment obligation. The determination of whether a participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no application following a Change in Control.

SECTION 12. TERM, AMENDMENT AND TERMINATION

         The Plan will terminate on the tenth anniversary of the effective date of the Plan. Awards outstanding under the Plan as of such date shall not be affected or impaired by the termination of the Plan.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or other stock-based Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules.

         Subject to the repricing and option term restrictions in Section 2(c)(v), the Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall be permitted that would cause an Award that is, or is intended to be, a Qualified Performance-Based Award to fail or cease to qualify for the Section 162(m) Exemption, nor shall any such amendment impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to comply with applicable law, NASDAQ rules, stock exchange rules or accounting rules.

         Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in law and in tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 13. UNFUNDED STATUS OF PLAN

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 14. GENERAL PROVISIONS

         (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

                  (1) listing or approval for listing upon notice of issuance of such shares on The Nasdaq Stock Market or securities exchange as may at the time be the principal market for the Common Stock;

                  (2) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                  (3) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

         (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

         (c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, statutorily required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

         (e) Reinvestment of dividends in additional Restricted Stock or Deferred Stock Units at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

         (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

         (g) In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

         (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

         (i) Except as otherwise provided in Section 5(e) or 6(c)(v) or by the Committee, Awards under the Plan are not transferable except by will or by the laws of descent and distribution.

         (j) In the event an Award is granted to an Eligible Employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

SECTION 15. EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date it is adopted by the Board, subject to the approval by at least a majority of the outstanding shares of Common Stock of the Company.

SECTION 16. DIRECTOR STOCK OPTIONS

         (a) Each Nonemployee Director shall be eligible to receive a grant or grants of Nonqualified Stock Options as determined by the Board. The Board may, by resolution, determine that Nonqualified Stock Options shall be automatically granted to (i) a Nonemployee Director on the first day after such Nonemployee Director's first election or appointment as a director of the Company and (ii) to each Nonemployee Director (who is not elected or appointed as a director at such annual meeting of the stockholders of the Company) upon, or a certain number of days following, each annual meeting of the stockholders of the Company. Each Nonemployee Director as of the initial public offering of the Common Stock shall be granted automatically on the date of such initial public offering a Nonqualified Stock Option to purchase 7,800 shares of Common Stock (the "Initial Director Options").

         (b) An automatic stock option grant shall be made hereunder only if as of the date of grant the Nonemployee Director has not been an employee of the Company or any of its Subsidiaries or Affiliates for any part of the preceding fiscal year.

         (c) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants to be made on a given date, then all Nonemployee Directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

         (d) Each vested stock option shall remain outstanding until the tenth anniversary of the date of grant; provided, that in the event a Nonemployee Director's membership on the Board terminates (other than for Cause), any vested stock option held by the Nonemployee Director shall be canceled three years after such termination of Board membership to the extent not sooner exercised; provided, however, that any vested stock option held by a Nonemployee Director who has served as a Nonemployee Director for fewer than three consecutive years shall be canceled one year after such termination of Board membership to the extent not sooner exercised. If a Nonemployee Director incurs a termination of membership on the Board for Cause, such Nonemployee Director's stock options shall be automatically canceled immediately.

         (e) Except as expressly provided in this Section 16, any stock option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof.

SECTION 17. DIRECTOR DEFERRED STOCK UNITS

         (a) At the discretion of the Board, each Nonemployee Director may irrevocably elect annually (a "Deferral Election") to defer receiving all or a portion of the Fees that would otherwise be transferred to such Nonemployee Director. A Nonemployee Director who makes a Deferral Election shall have a number of stock units representing the amount of deferred shares of Common Stock credited to a "Share Account" maintained by the Company in the form of "Deferred Stock Units."

         (b) Amount and Timing of Deferral Election. The Deferral Election shall be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned; provided, however, that a Nonemployee Director may make a Deferral Election with respect to Fees earned subsequent to such election during (i) the 30-day period immediately following the commencement of his or her directorship or (2) the 30-day period immediately following the effective date of the Plan. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election in accordance with the provisions hereof.

         (c) Cash Dividends and Share Accounts. Whenever cash dividends are paid by the Company on outstanding Common Stock, there shall be credited to a Nonemployee Director's Share Account additional Deferred Stock Units equal to
(i) the aggregate dividend that would be payable on outstanding shares of Common Stock equal to the number of Deferred Stock Units in such Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of the Common Stock on the last trading business day immediately preceding the date of payment of the dividend.

         (d) Commencement of Distributions. A Nonemployee Director's Share Account shall become distributable as soon as practicable following the date the Nonemployee Director terminates service as a director. Distributions from a Share Account shall be made by converting Deferred Stock Units into Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash.

         (e) Manner of Distributions. In his or her Deferral Election, each Nonemployee Director shall elect to receive distribution of his or her Share Account either in a single distribution or in two to 15 substantially equal annual distributions. In the event of a Nonemployee Director's death, distribution of the remaining portion of the Nonemployee Director's Share Account will be made to the Nonemployee Director's estate or beneficiary, as applicable, in a single distribution as soon as practicable following the Nonemployee Director's death.




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